Exhibit 23H(3)

                                                                  Execution Copy

                        AGREEMENT AND PLAN OF SUCCESSION

     THIS AGREEMENT AND PLAN OF SUCCESSION, dated as of August 15, 2000 (the "Agreement"), is made by and between AVALON TRUST COMPANY ("Avalon"), a regulated trust company operating under the laws of the State of New Mexico with its principal business office located at 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501-2052, and HUGHES FUNDS, INC., a Maryland corporation ("Fund").

     WHEREAS, the Board of Directors of the Fund has determined that the engagement of Avalon to provide investment advisory services to the Fund on the terms described herein is in the best interests of the Fund and its shareholders; and

     WHEREAS, Avalon is prepared to provide such services on the terms and conditions described herein; and

     WHEREAS, Avalon and Hughes Investment Advisors, LLC ("Hughes") have entered into an Asset Purchase Agreement, dated of even date herewith (the form of which is attached hereto as Exhibit 1, "Asset Purchase Agreement"); and

     WHEREAS, the Board of Directors of the Fund has also determined that it would be in the best interests of the Fund and its shareholders to enter into new administrative, transfer agency, custodial, and distribution agreements, all on the terms described in the Asset Purchase Agreement and herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   EXECUTION OF MANAGEMENT AND OTHER AGREEMENTS

     Subject to the terms and conditions set forth herein, the Fund hereby agrees to enter into:

     (i) an Investment Advisory Agreement with Avalon (the form of which is attached hereto as Exhibit 2;

     (ii) a Plan of Distribution (the form of which is attached hereto as Exhibit 3);

     (iii) an Underwriting Agreement (the form of which is attached hereto as Exhibit 4);

     (iv) an Administration Agreement (the form of which is attached hereto as Exhibit 5);

     (v) a Transfer Agency Agreement (the form of which is attached hereto as Exhibit 6);

     (vii) a Custodian Agreement (the form of which is attached hereto as Exhibit 7); and

     (vii) the Asset Purchase Agreement (the form of which is attached hereto as Exhibit 1, collectively, "New Contracts").

2.   CLOSING AND CLOSING DATE

2.1 The closing date ("Closing Date") shall be the date specified by Avalon that is within three business days of the date upon which the last of the Requisite Approvals (as hereinafter defined) is obtained or such later date as the parties may agree, but in any event shall be the same date and time as the closing date under the Asset Purchase Agreement. The closing ("Closing") on the transactions contemplated by this Plan of Succession ("Transactions") shall be held at the office of Avalon, 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501-2052 or at such other place as the parties shall mutually agree.

2.2 At the Closing, the parties to this Plan of Succession shall execute and deliver, or shall cause to be executed and delivered by the appropriate persons, the New Contracts and such other documents as are necessary and appropriate to carry out the intent and purposes of this Plan of Succession.

3.   REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to Avalon as follows:

(a)  Registration and Regulation of the Fund.
      ---------------------------------------

The Fund is duly registered with the Securities and Exchange Commission ("Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). All shares of the fund that were offered for sale were legally and validly issued, were fully paid and non-assessable and were duly registered under the Securities Act of 1933, as amended ("1933 Act"), and were duly registered, qualified, or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares were offered for sale as specified in Schedule 3 hereof, and no action has been taken by the Fund or any state or federal regulatory authority to revoke, withdraw, or rescind any such registration or qualification. The Fund is in compliance in all material respects with all applicable federal laws, rules, and regulations, including, without limitation, the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the Internal Revenue Code of 1986, as amended (the "Code"), and all applicable state securities laws and rules, except for any non-compliance therewith as is disclosed in Schedule 3.

(b)  Compliance.
     ----------
The Fund is in compliance in all material respects with the investment policies and restrictions set forth in the Fund's registration statement currently in effect and the value of the Fund's net assets has been determined and is being determined using portfolio valuation methods that comply in all material respects with the methods described in the Fund's registration statement and the requirements of the 1940 Act. There are no legal or governmental actions, investigations, inquiries, or proceedings pending or, to the knowledge of the Fund, threatened against the Fund that would question the right, power, or capacity of (i) Avalon to act as manager or investment adviser to the Fund or
(ii) the Fund to enter into this Plan of Succession or to consummate the Transactions.

(c)  Fund Organization.
     -----------------
The Fund is a corporation that is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. The Fund has the requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

(d)  Articles and By-Laws.
     --------------------
True and complete copies of the Fund's Articles of Incorporation and By-Laws and all amendments thereto to date are attached hereto as part of Schedule 3.
Schedule 3 also includes a true and complete list of all of the officers and directors of the Fund.

(e)  Tax Qualification.
     -----------------
The Fund is qualified, and has been qualified for all taxable years during which it has conducted business, as a "regulated investment company" under Subchapter M of the Code.

(f)  Taxes.
     -----
The Fund has (i) timely filed in accordance with applicable laws all tax returns required to be filed on or before the Closing Date, (ii) paid all taxes shown to have become due pursuant to such tax returns, and (iii) paid all taxes for which a notice of or assessment or demand for payment has been received or which are otherwise due or payable, other than taxes that are being contested in good faith, which contests are set forth in Schedule 3. Except as set forth in
Schedule 3, in respect of the Fund (A) there is no action, suit, proceeding, investigation, audit, claim, or assessment pending or proposed with respect to taxes or with respect to any tax return, (B) all amounts required to be collected or withheld by the Fund with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (C) no extension of time within which to file any tax return has been requested which tax return has not since been filed, (D) there are no security interests for taxes upon any assets of the Fund, and (E) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax return that remain in effect. All tax returns and any other tax reports or documents, including, without limitation, reports on Form 1099, required by the Code or other applicable statutes, rules, or regulations were prepared and filed or distributed in accordance with the requirements of the applicable statutes, rules, or regulations.

(g)  Financial Statements.
     --------------------
The Fund has furnished Avalon, or will so furnish prior to Closing, with copies of the audited financial statements of the Fund for its most recent fiscal year, accompanied by the report of independent public accountants for the Fund
("Financial Statements"). Such Financial Statements of the Fund have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly reflect the financial position of the Fund as of the dates thereof and the results of its operations and changes in its financial position for the periods included therein. Except as reflected on Schedule 3, as of the date hereof and as of the Closing Date, the Fund does not have any material debts, liabilities, or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated, or otherwise), except (i) to the extent clearly and accurately reflected and accrued for or fully reserved against in the Financial Statements, (ii) for liabilities specifically delineated as to nature and amount on the Schedules to this Plan of Succession, or (iii) for liabilities and obligations which have arisen after August 15, 2000 in the ordinary course of business substantially consistent with past custom and practice (none of which is a liability resulting from employment practices, breach of contract, securities enforcement, breach of warranty, tort, infringement claim, or lawsuit).

(h)  Contracts.
     ---------
Except for the contracts and agreements disclosed on Schedule 3, full and complete copies of which have been delivered to Avalon, the Fund is not a party to or subject to any contract with Hughes or any affiliate thereof or any other material contract, debt instrument, plan, lease, franchise, license, or permit (other than permits issued under the state securities law) of any kind or nature whatsoever. Except as disclosed in Schedule 3, no material default exists under any of the contracts and agreements listed on Schedule 3. All investment advisory-related services were rendered to the Fund pursuant to an agreement that was approved by the Fund's board of directors and shareholders in accordance with all applicable laws and regulations.

(i)  Books.
     -----
The books and records of the Fund reflecting, among other things, the purchase and sale of shares of the Fund by shareholders, the number of issued and outstanding shares owned by each shareholder, and the state or other jurisdiction in which such shares were offered and sold, are, complete and accurate in all material respects. The authorized capital stock of the Fund as of the date of this Plan of Succession and the issued and outstanding number of shares of the Fund as of June 30, 2000, are disclosed on Schedule 2 hereof.

(j)  Minute Book.
     -----------
The minute book of the Fund contains true and correct copies of (i) the minutes of each meeting of and (ii) all written consents of the board of directors and stockholders of the Fund.

(k)  Prospectus;  Statement of Additional Information;  Reports; and Shareholder
     ---------------------------------------------------------------------------
     Communications.
     ---------------
The most recent prospectus and statement of additional information ("SAI") for the Fund, copies of which have previously been furnished to Avalon, as of the date of each prospectus and SAI, do not contain, and as supplemented by any supplement thereto, as of the date of such supplement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any other reports filed with regulatory authorities and shareholder communications, including, without limitation, the Fund's most recent annual and semi-annual reports, as of the date of such communication, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(l)  Ability to Conduct the Business.
     -------------------------------
The Fund is not subject to or bound by any judgment, order, writ, injunction, or decree of any court, or of any governmental body, including the Securities and Exchange Commission ("Commission"), or of any arbitrator, that, now or after the Closing Date would prevent, impair, or hinder the conduct of the business material to the Fund in accordance with its current practices.

(m)  Litigation or Proceedings.
     -------------------------
No litigation, investigation, inquiry or governmental proceeding is pending, or to the knowledge of the Fund, threatened against or affecting the Fund or the properties, assets or business of the Fund before any court, arbitrator or federal, state, local, or foreign governmental or regulatory agency or authority or self-regulatory authority that would be material to the Fund or delay, hinder, or prohibit the execution and delivery of this Plan of Succession, the solicitation of proxies from shareholders of the Fund in the manner contemplated herein, the execution or delivery of the New Contracts by the Fund or the consummation of the Transactions.

(n)  Authority.
     ---------
The Fund has full corporate power and authority to enter into this Plan of Succession and to perform its obligations hereunder. The Fund has taken all corporate or other action necessary to be taken by it to authorize the execution, delivery and performance of this Plan of Succession. This Plan of Succession has been duly executed and delivered by the Fund and is a valid and legally binding obligation of the Fund, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

(o)  No Violations.
     -------------
The Fund is not subject to or obligated under its articles of incorporation or by-laws, or any material agreement, order, writ, injunction, or decree or any law, rule, or regulation of any governmental authority that would be violated by its execution, delivery, or performance of this Plan of Succession or the consummation of the Transactions, other than breaches or violations that do not and will not affect the validity or enforceability of this Plan of Succession.

(p)  Governmental/Regulatory Authorities: Shareholder Approval.
     ---------------------------------------------------------
Other than as shown on Schedule 3, the Fund is not required to submit any notice, report or other filing with, or obtain any authorization, consent, or approval from, any governmental authority or self-regulatory organization or the shareholders of the Fund in connection with the execution, delivery, and performance by it of this Plan of Succession or the consummation of the Transactions ("Requisite Approvals").

4.   REPRESENTATIONS AND WARRANTIES OF AVALON

     Avalon represents and warrants to the Fund as follows:

(a)  Incorporation and Qualification.
     -------------------------------
Avalon is duly organized, validly existing, and in good standing under the laws of the State of New Mexico, with the requisite corporate power and authority to conduct an investment management business and to own, lease, and operate properties and assets used in connection therewith. Avalon is duly qualified or licensed to do business as a foreign corporation, and is in good standing in every jurisdiction necessary to provide the advisory services to the Fund as contemplated by the Investment Advisory Agreement.

(b)  Authority.
     ---------
Avalon has full corporate power and authority to enter into this Plan of Succession and the Investment Advisory Agreement, and to carry out the transactions contemplated herein and therein. Avalon has taken all corporate or other action necessary to be taken by it to authorize the execution, delivery, and performance of this Plan of Succession and the Investment Advisory Agreement and no further corporate, stockholder, or other action or proceeding on the part of Avalon is necessary to authorize this Plan of Succession and the consummation of the Transactions. This Plan of Succession, when duly executed and delivered by Avalon, will constitute a valid and binding agreement of Avalon, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

(c)  No Violations.
     -------------
Avalon is not subject to or obligated under its articles of incorporation or by-laws, or any material agreement, order, writ, injunction, or decree or any law, rule, or regulation of any governmental authority that would be breached or violated by its execution, delivery, or performance of this Plan of Succession or the Management Agreement or the consummation of the Transactions.

(d)  Governmental Regulatory Authorities.
     -----------------------------------
Except as described in Schedule 4 hereof, Avalon is not required to submit any notice, report, or other filing with, or obtain any authorization, consent, or approval from, any governmental authority or self-regulatory organization in connection with the execution, delivery, and performance of this Plan of Succession or the Investment Advisory Agreement or the consummation of the Transactions.

(e)  Litigation or Proceedings.
     -------------------------
No litigation, investigation, inquiry, or governmental proceeding is pending or threatened against Avalon before any court, arbitrator, or federal, state, local, or foreign governmental or regulatory agency or authority or self-regulatory authority that seeks to delay, hinder, or prohibit execution of this Plan of Succession, or the execution, delivery, or performance of the Investment Advisory Agreement or the consummation of the Transactions.

(f)  Registration or Permits.
     -----------------------
Avalon either has or will have prior to Closing full power and authority and all necessary registrations, permits, and licenses under all applicable state and federal statutes and regulations necessary to provide the services contemplated by the Investment Advisory Agreement.

5.   COVENANTS OF THE FUND AND AVALON

5.1  Shareholder Meeting.
     -------------------
The Fund will call a meeting of the Fund's shareholders to be held not later than September 15, 2000, if there are any shareholders of record in the Fund as of August 15, 2000, to take all action necessary to obtain the Requisite Approvals for the Transactions (including the election of the new Board of Directors), and to ratify the selection of the Fund's new independent accountants and any appropriate or necessary amendments to the Articles of Incorporation or Bylaws of the Fund.

5.2  Termination of Existing Advisory, Distribution, and Other Agreements.
     ---------------------------------------------------------------------
The Fund will take, as applicable, all action necessary and appropriate to terminate the advisory, distribution and all other agreements between it and Hughes and its affiliates, and all other agreements the scope of which are covered by the New Contracts, such terminations to be effective as of the Closing Date or on such later date or dates as mutually agreed to by the parties.

5.3  Operations of the Fund.
     ----------------------
The Fund agrees during the period from the date of this Plan of Succession through the Closing Date, and subject to its fiduciary duties, to conduct its business in the ordinary course and in a manner substantially consistent with past practices.

5.4  Covenants with Respect to Publicity.
     -----------------------------------
The Fund and Avalon agree that all public announcements prior to the Closing Date shall only be made after each party has submitted, reasonably in advance, the text of such announcement to the other party at the address set forth hereinafter and each party has had a reasonable opportunity to comment thereon and has consented to the release of such public announcement (which consent shall not be unreasonably withheld); provided, however, that any party may make such disclosures as are required by law after making reasonable efforts under the circumstances to consult in advance with the other party.

5.5  Covenants with Respect to Requisite  Approvals;  Filing of Supplements  and
     ---------------------------------------------------------------------------
     Post  Effective  Amendments;   Effectiveness  of  the  New  Contracts;  and
     ---------------------------------------------------------------------------
     Consummation of the Transactions.
     ---------------------------------
The Fund and Avalon covenant and agree that each will take any and all actions necessary and appropriate to ensure that the Requisite Approvals are timely obtained, supplements to the Fund's Prospectus and SAI are timely filed, Post-Effective Amendments to the Fund's Registration Statement are timely filed, each of the New Contracts are duly executed and delivered by the parties thereto and are in full force and effect in accordance with their respective terms as of the Closing Date, and all of the Transactions are consummated on or prior to the Closing Date.. Avalon covenants and agrees to pay for certain expenses with respect to these matters as provided for in the Asset Purchase Agreement.

6.   CONDITIONS PRECEDENT TO CLOSING

     Consummation by the parties of the Transactions is subject to the fulfillment of the following conditions on or before the Closing Date.

6.1  Requisite Approvals.
     -------------------
All Requisite Approvals shall have been obtained and closing shall have occurred under the Asset Purchase Agreement.

6.2  Execution and Delivery of the Service Contracts.
     ---------------------- -- ---------------------
The Fund shall have delivered to Avalon executed copies of the New Contracts, and the Fund shall have taken such other steps to provide for the delivery of the Fund's shares and transfer agency records to [Transfer Agent] and the Fund's assets and custodial records to [Custodial Bank] in accordance with paragraph
5.2 and, if necessary, to execute and deliver all such other assets, records, documents, and agreements as is appropriate to permit the Fund to have the benefit of the continuation of the services currently provided to Avalon's other clients by [Transfer Agent] and [Custodial Bank].

7.   CONDITIONS PRECEDENT TO OBLIGATION OF THE FUND

The obligation of the Fund to consummate the Transactions shall be subject, at its election, to the satisfaction of the following conditions on or before the Closing Date:

7.1  No Breach of Covenants: True and Correct Representations and Warranties.
     ------------------------------------------------------------------------
There shall have been no material breach by Avalon in the performance of any of its covenants herein to be performed by it in whole or in part prior to the Closing and the representations and warranties of Avalon contained in this Plan of Succession shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. The Fund shall receive at the Closing a certificate dated and validly executed on behalf of Avalon by an executive officer certifying, in such detail as the Fund may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing, all of the representations and warranties of Avalon contained in this Plan of Succession.

7.2  No Legal Obstruction.
     --------------------
No injunction, restraining order, or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental authority challenging the validity or legality of the Transactions or restraining or prohibiting the consummation of the Transactions.

8.   CONDITIONS PRECEDENT TO OBLIGATION OF AVALON

The obligation of Avalon to complete the Transactions shall be subject, at its election, to the satisfaction of the following conditions on or before the Closing Date:

8.1  Execution and Delivery of New Contracts.
     ----------------------------------------
The Fund shall have delivered to Avalon executed copies of each of the New Contracts.

8.2  Election of New Directors.
     -------------------------
The Fund shall have delivered a certified copy of a resolution of the Board of Directors and the shareholders of the Fund (if any as of August 15, 2000) certified by the secretary thereof as having been duly and validly adopted and in full force and effect electing new directors (the names and backgrounds of which are set forth on Schedule 8.2).

8.3  No Breach of Covenants: True and Correct Representations and Warranties.
     ------------------------------------------------------------------------
There shall have been no material breach by the Fund in the performance of any of its covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of the Fund contained in this Plan of Succession shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Avalon shall receive at the Closing, a certificate dated and validly executed on behalf of the Fund by an executive officer certifying, in such detail as Avalon may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing, all of the representations and warranties of the Fund contained in this Plan of Succession.

8.4  No Legal Obstruction.
     --------------------
No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental authority challenging the validity or legality of the Transactions or restraining or prohibiting the consummation of the Transactions.

9.   BROKERAGE FEES AND EXPENSES

The Fund represents and warrants to Avalon that it has no obligation to pay any broker's or finder's fees in connection with the Transactions. Avalon represents and warrants to the Fund that it has no obligation to pay any broker's or finder's fees in connection with the Transactions except as reflected in the Asset Purchase Agreement.

10.  SURVIVAL OF WARRANTIES

The representations and warranties contained in this Plan of Succession or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the Transactions.

11.  TERMINATION

This Plan of Succession will terminate automatically if all Requisite Approvals are not obtained by September 15, 2000, and all other conditions to Closing are not then satisfied. Such termination shall be without liability of one party to the other, except as provided below. This Plan of Succession may be terminated prior to the Closing Date by the written consent of the parties hereto or by any party if the other party is in material breach of any representation, warranty, covenant, or agreement set forth in the Plan of Succession and such breach is not cured within 10 days of receipt of notice identifying such breach. Any such termination shall be without prejudice to the non-breaching parties' rights to seek damages for such breach.

12.  NOTICES

All notices, requests, demands, and other communications required or permitted hereunder shall be deemed given upon delivery to the parties at the following addresses:

To Seller                                          To Buyer
---------                                          --------
Charles J. Hughes                                  Roger Decort
Hughes Investment Advisors, LLC                    Avalon Trust Company
741 Cox Road                                       125 Lincoln Avenue, Suite 100
Moorestown, NJ  08057                              Santa Fe, NM  87501-2052

With a copy to:
---------------
David Jones, Esq.
David Jones & Assoc., P.C.
4747 Research Forest Drive,
Suite 180, # 303
The Woodlands, TX  77381

or to any other address that a party to this Agreement shall have last designated by notice given in accordance with this Section.

13.  ENTIRE AGREEMENT; MODIFICATION

This Plan of Succession, together with its Exhibits and Schedules and the Asset Purchase Agreement, contains the entire agreement and understanding of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Transactions. This Plan of Succession shall not be modified, supplemented, changed, or amended except by an instrument in writing signed by, or on behalf of, all parties to this Plan of Succession and making specific reference to this Plan of Succession.

14.  LAW TO GOVERN

This Plan of Succession shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico applicable to contracts entered into and to be performed solely in the State of New Mexico, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act or the rules, orders, or regulations of such governmental agencies having authority with respect to such Acts.

15.  ASSIGNMENT; SUCCESSORS

No party shall delegate its obligations hereunder without the prior written consent of all parties, which consent may be withheld at the sole discretion of the granting party. This Plan of Succession shall bind and inure to the benefit of the parties hereto and their legal representatives and respective successors and permitted assigns.

16.  WAIVER

No waiver by any party to this Plan of Succession of its rights under any provisions of this Plan of Succession shall be effective unless it shall be made in writing. No failure by any party to this Plan of Succession to take any action with regard to any breach of this Plan of Succession or default by the other party to this Plan of Succession shall constitute a waiver of such party's right to enforce any provision of this Plan of Succession or to take action with regard to the breach or default or any subsequent breach or default by the other party.

17.  FURTHER ASSURANCES

Each party shall cooperate and take such actions as may be reasonably requested by the other parties hereto in order to carry out the provisions and purposes of this Plan of Succession and to complete the Transactions.

18.  COUNTERPARTS

This Plan of Succession may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each party to this Plan of Succession has executed a copy of this Plan of Succession, this Plan of Succession shall be considered fully executed and effective, notwithstanding that all parties have not executed the same copy.

19.  SEVERABILITY

     In the event that any one or more of the provisions contained in this Plan of Succession, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

20.  PARAGRAPH HEADINGS

     The paragraph headings in this Plan of Succession are for convenience of reference only and shall not be deemed to alter or affect any provision of this Plan of Succession.

21.  THIRD PARTIES

     Nothing in this Plan of Succession, whether express or implied, is intended to confer any rights or remedies under or by reason of this Plan of Succession on any persons, other than the parties hereto and their respective legal representatives, successors, or permitted assigns, nor is anything in this Plan of Succession intended to relieve or discharge the obligation or liability of any third persons to any party to this Plan of Succession, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Plan of Succession.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Succession to be executed by its duly authorized officer and its seal to be affixed thereto and attested to by its Secretary or Assistant Secretary.

HUGHES FUNDS, INC.                          AVALON TRUST COMPANY

----------------------------                ---------------------------
By:  Charles J. Hughes                      By:  Roger Decort
Its:  President & Chairman                  Its:  President and Chief Executive
                                                  Officer


ATTEST                                      ATTEST

-----------------------------               -------------------------------
By:  _________________________              By: ___________________________
Secretary to Hughes Funds, Inc.             Secretary to Avalon Trust Company

                                   SCHEDULE 3

                               REQUISITE APPROVALS

Approval of: the Investment Advisory Agreement (in the form of Exhibit 2), the Plan of Distribution (in the form of Exhibit 3), and the Fund's name change to "Avalon Socially Responsible Funds, Inc."

The election of new directors (the names and backgrounds of which are set forth on Schedule 8.2).

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